Exhibit 10.1

AMENDMENT NO. 4 TO ADVISORY AGREEMENT

This AMENDMENT NO. 4 TO ADVISORY AGREEMENT is made as of October 30, 2020 by and among New York REIT Liquidating LLC, a Delaware limited partnership (together with its subsidiaries, the “Company”), and Winthrop REIT Advisors LLC, a Delaware limited liability company (the “Service Provider”).

RECITALS

WHEREAS, New York REIT Inc. (the “REIT”), New York Recovery Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and the Service Provider entered into that certain Advisory Agreement, dated as of December 19, 2016, pursuant to which the Company and the Operating Partnership appointed Service Provider to (i) serve during the Interim Period as their exclusive advisor with respect to the POL Matters and provide those services set forth in section 3(a) thereof, and (ii) serve as their advisor from and after the Transition Date, to perform the Services set forth therein in each case on the terms and subject to the conditions set forth in the Advisory Agreement and subject to the supervision of the Board (as amended by that certain Amendment No. 1 to Advisory Agreement, made as of February 28, 2018, by that certain Amendment No. 2 to Advisory Agreement, made as of June 6, 2018, and by that certain Amendment No. 3 to Advisory Agreement, made as of August 7, 2018, the “Advisory Agreement”);

WHEREAS, on or about November 7, 2018, the REIT was converted into the Company and, as a result thereof, the Company became a party to the Advisory Agreement;

WHEREAS, the Operating Partnership has liquidated all of its assets and has been dissolved; and

WHEREAS, pursuant to Section 23 of the Advisory Agreement, the Company and the Service Provider desire to make certain amendments to the Advisory Agreement;

NOW, THEREFORE, in consideration of the promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Capitalized Terms. Capitalized terms used herein but not specifically defined herein shall have the meaning ascribed to such terms in the Advisory Agreement.

2. Asset Management Fee. Effective as of August 1, 2020, the “Post-Conversion Fee” shall be equal to $83,333.33 per month (prorated for any partial month).

3. Effect of the Agreement. Except as modified by this Amendment No. 4, all of the terms of the Advisory Agreement are hereby ratified and confirmed and shall remain in full force and effect. This Amendment No. 4 shall be construed as one with the Advisory Agreement, and the Advisory Agreement shall, where context requires, be read and construed so as to incorporate this Amendment No. 4.

4. General Provisions. The terms and provisions of Sections 22 through 30 (inclusive) of the Advisory Agreement are hereby incorporated by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment No. 4.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 4 as of the date and year first above written.

NEW YORK REIT LIQUIDATING LLC

By:	/s/ Randolph C. Read
Name:	Randolph C. Read
Title:	Chairman

WINTHROP REIT ADVISORS LLC

By:	/s/ Michael Ashner
Name:	Michael Ashner
Title:	Chief Executive Officer

[signature page to Amendment No. 4]